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                                                     Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                  ------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                          FLORAFAX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                               41-0719035
     (State of Incorporation)                    (I.R.S. Employer
                                               Identification No.)

  8075 20TH STREET, VERO BEACH, FLORIDA               32966
 (Address of Principal Executive Offices)           (Zip Code)

                          FLORAFAX INTERNATIONAL, INC.
                    NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                              (Full title of Plan)

                                ----------------

                                                  with copies to:
       JAMES H. WEST                           DREW R. FULLER, JR. or
         PRESIDENT                                HOLLY H. FULLER
FLORAFAX INTERNATIONAL, INC.              CAUTHORN HALE HORNBERGER FULLER
      8075 20TH STREET                     SHEEHAN & BECKER, INCORPORATED
 VERO BEACH, FLORIDA  32966            700 NORTH ST. MARY'S STREET, SUITE 620
                                              SAN ANTONIO, TEXAS 78205

                   (Names and addresses of agent for service)

  (407) 563-0263                                              (210) 271-1700
        (Telephone numbers, including area codes, of agent for service)

                        CALCULATION OF REGISTRATION FEE
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
================================================================================================================
  Title of Securities to      Amount to be       Proposed maximum      Proposed maximum        Amount of
       be Registered           Registered       offering price per    aggregate offering    registration fee
                                                       share                price
- ----------------------------------------------------------------------------------------------------------------
 Common Stock, par                 (1)                  (2)                  (2)
 value, $.01 per share         500,000.00             $2.125              $1,062,500            $366.38
=================================================================================================================
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(1)      Plus such indeterminate number of additional shares of Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of awards granted under the Plan.

(2) In accordance with Rule 457(c), computed upon the basis of the average of the bid and asked price of the Company's Common Stock as reported on NASD's electronic OTC Bulletin Board, on June 24, 1996, which price is used solely for the purpose of calculating the registration fee.

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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Florafax International, Inc. is referred to herein as the "Company." The documents listed below are incorporated by reference in this registration statement:

         The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995; Quarterly Reports on Form 10-QSB for the fiscal quarters ended November 30, 1995, and February 29, 1996; Current Report on Form 8-K dated February 8, 1996; and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since August 31, 1995 are hereby incorporated herein by reference. The shares of Common Stock registered pursuant to the Registration Statement of which the Prospectus is a part are of the same class of securities of the Company currently registered under Section 12 of the Exchange Act. The descriptions of the Common Stock contained in previous registration statements, as amended by any amendment or reports filed which update such registration statements, and as amended by the Company's Restated Certificate of Incorporation and all amendments thereto, are hereby incorporated herein by reference.

         All documents filed by the Company pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered by the registrant have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No expert or counsel for the Company has an interest in the Company which exceeds Fifty Thousand Dollars ($50,000.00).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture,


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trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matters as to which such person shall have been adjudged liable to the corporation, except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Company's Restated Certificate of Incorporation and Bylaws require the Company to indemnify the Company's directors to the maximum extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, the Company may change the standard of indemnification only to the extent that such amended statute or law permits the Company to provide broader indemnification rights to the Company's directors. Pursuant to employment agreements entered into in the normal course of business by the Company with its executive officers and certain other key employees, the Company may be required to indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under its Restated Certificate of Incorporation and Restated Bylaws. The Company's Restated Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No restricted securities are to be reoffered or resold pursuant to this registration statement.

ITEM 8.  EXHIBITS.

         The following exhibits are furnished in accordance with Item 601 of Regulation S-B:

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

          Number                            Description
             4 Certificate of Amendment to the Restated Certificate of Incorporation of the Company, Restated Certificate of Incorporation of the Company and Bylaws of the Company.

             5 Opinion of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, as to the legality of the Common Stock of the Company to be registered hereunder.

           23.1 Consent of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated (incorporated within Exhibit Number 5 hereof).



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           23.2           Consent of Ernst & Young, L.L.P.

           24 Power of Attorney (included as part of the signature page of this registration statement).

           99.1 Description of Common Stock of the Company contained in Form 8-A, dated December 28, 1971 as amended by the Company's Restated Certificate of Incorporation and all amendments thereto (filed as Exhibit 4 to the registration statement and incorporated herein by reference).

           99.2 Florafax International, Inc. Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995, incorporated by reference.

           99.3 Florafax International, Inc. Quarterly Reports on Form 10-QSB for the fiscal quarters ended November 30, 1995, and February 29, 1996 incorporated by reference.

           99.4 Current Report on Form 8-K dated February 8, 1996, incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         (1)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section
                 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                          (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (or the most recent post-effective amendment thereof);

                          (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment to this registration statement by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference therein.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, and the State of Florida, as of the 28th day of June, 1996.

                                 FLORAFAX INTERNATIONAL, INC.


                                 By:/s/ James H. West
                                    ----------------------------------------
                                    James H. West, President, Chief Operating
                                    Officer and Chief Financial Officer

         We, the undersigned officers and directors of Florafax International, Inc. (the "Company"), hereby severally appoint Andrew W. Williams or James H. West and each of them, agent and attorney-in-fact to sign for us, and in our names in the capacities indicated below, a Registration Statement on Form S-8 relating to certain shares of the Company's Common Stock, and any and all amendments to such Registration Statement, for the purpose of registering such shares under the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all Amendments thereto.

         Witness our hands on the respective dates set forth below.
                              ____________________

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

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

         Signature                           Date                     Title
         ---------                           ----                     -----
                                           June 28, 1996
_________/s/___________                    ____________             Chairman of the Board, Chief
Andrew W. Williams                                                  Executive Officer and Director

                                           June 28, 1996
_________/s/_____________                  ____________             President, Chief Operating Officer,
James H. West                                                       Chief Financial Officer and Director

                                           June 28, 1996
_________/s/___________                    ____________             Principal Accounting Officer
Kelly S. McMakin

                                           June 28, 1996
_________/s/______________                 ____________             Director
T. Craig Benson

                                           June 28, 1996
_________/s/______________                 _____________            Director
Solomon O. Howell, Jr.

                                           June 28, 1996
_________/s/______________                 ____________             Director
Glenn R. Massey


_________/s/______________                 June 28, 1996            Director
William E. Mercer

                                            June 28, 1996
_________/s/______________                 ____________             Director
Kenneth G. Puttick


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                                 EXHIBIT INDEX

   Exhibit
   Number       Description                                       Page
    4          Restated Certificate of Incorporation of the       _____
               Company and all amendments thereto, and
               Bylaws of the Company.

    5          Opinion of Cauthorn Hale Hornberger Fuller         _____
               Sheehan & Becker Incorporated, as to the
               legality of the Common Stock of the Company
               to be registered hereunder.

    23.1       Consent of Cauthorn Hale Hornberger Fuller         _____
               Sheehan & Becker, Incorporated (incorporated
               within Exhibit Number 5 hereof).

    23.2       Consent of Ernst & Young, L.L.P.                   _____

    24 Power of Attorney (included as part of the signature page of this registration statement).

    99.1 Description of Common Stock of the Company contained in Form 8-A, dated December 28, 1971 as amended by the Company's Restated Certificate of Incorporation and all amendments thereto (filed as Exhibit 4 to this registration statement and incorporated herein by reference).

    99.2       Florafax International, Inc. Annual Report on
               Form 10-KSB for the fiscal year ended August 31, 1995, incorporated by reference.

    99.3       Florafax International, Inc. Quarterly Reports on
               Form 10-QSB for the fiscal quarters ended November 30, 1995, and February 29, 1996 incorporated by reference.

    99.4 Current Report on Form 8-K dated February 8, 1996, incorporated by reference.


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